UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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EMC Corporation
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The following letter was sent to EMC Corporation shareholders today:

Fellow Shareholders,

Your Board of Directors is asking you to vote “AGAINST” shareholder Proposal 4, which seeks to require that the Board appoint an independent Chairman.

It is our considered and unanimous view that EMC and its shareholders are best served by retaining the flexibility that currently exists for the Board to determine at any point in time the independent leadership structure that is in the best interests of the Company and its shareholders. At this time, as our businesses develop best-of-breed customer solutions in an IT market undergoing major transformation, we believe the current structure - with Joe Tucci serving as our Chairman and CEO, and Dave Strohm, an independent director, serving as our Lead Director - is working effectively and has served EMC and our shareholders exceptionally well.
Please review the attached material which provides additional information, including further details regarding EMC’s governance practices and business strategy. We also urge you to review the information in the Proxy Statement. In particular, we note that:

•	EMC has implemented a best-in-class corporate governance program that provides independent oversight of management and accountability to shareholders.

•	We have appointed an independent Lead Director, who has significant duties and authority over Board affairs.

•
We are transitioning to a Federation operating model to take advantage of the massive opportunity in our industry. Having a single, experienced and knowledgeable leader to serve as the key link between the Board and management, and to align the strategies across the Federation businesses, is critical to our success.

We believe that the appointment of an independent Chairman would be extremely disruptive to orderly CEO succession planning by imposing a rigid model on the Board. Furthermore, the proposal is a risk to our business at a critical time for the Federation. Therefore, your Board strongly believes this proposal is not in the best interests of shareholders or the Company.

If you have any questions, please email us at EMCBoardOfDirectors@emc.com.

Thank you for your continued support of EMC.

Sincerely,

MICHAEL W. BROWN	EDMUND F. KELLY

RANDOLPH L. COWEN	JAMI MISCIK

GAIL DEEGAN	WINDLE B. PRIEM

JAMES S. DISTASIO	PAUL SAGAN

JOHN R. EGAN	DAVID N. STROHM
WILLIAM D. GREEN

NON-MANAGEMENT MEMBERS OF THE EMC BOARD OF DIRECTORS

EMC Corporation 2014 Annual Meeting of Shareholders

EMC²

© Copyright 2014 EMC Corporation. All rights reserved.

1

Corporate Governance Highlights

- **Best-in-class corporate governance program** that provides oversight of management and accountability to shareholders
  - 9 of 11 directors nominated for re-election are independent
  - Annual election of directors
  - Majority vote for election of directors
  - No supermajority vote
  - Annual Board, committee and individual director self-assessments
  - Executive sessions of the non-management directors at every Board meeting
  - Executive and director stock ownership guidelines
  - Board oversight of risk management, sustainability program, and political spending
  - Shareholder rights to act by written consent and call a special meeting
- **Long-standing shareholder engagement program and Board responsiveness**
- **Robust Board refreshment**
- **Approaching critical phase of CEO succession planning process**
- **Annual Board review of Board leadership structure**

EMC²

© Copyright 2014 EMC Corporation. All rights reserved.

2

Strong Independent Lead Director Role

- **Significant duties and authority over Board affairs**
  - Presides at executive sessions of the independent directors and meetings of the Board at which the Chairman is not present
  - Acts as a liaison between the independent directors and the Chairman
  - Authority to call special meetings of the independent directors
  - Approves information sent to the Board
  - Approves meeting agendas and schedules for the Board
  - If requested by major shareholders, available for consultation and direct communication
- **Dave Strohm eminently qualified to be Lead Director**
  - Very active and robust involvement in Board governance
  - Annually elected by independent directors since 2006 to be EMC's Lead Director
  - Extensive experience in board leadership
  - Deep understanding of the IT industry, and the drivers of structural change and high-growth opportunities in IT
  - Significant experience overseeing corporate strategy, assessing operating plans, and evaluating and developing business leaders

EMC²

© Copyright 2014 EMC Corporation. All rights reserved.
3

Critical Transition to Federation Model

- As the IT market undergoes a major phase of transformation, the EMC Federation is the right strategy for massive opportunity.
- The EMC Federation combines best-of-breed information infrastructure of EMC Information Infrastructure, software-defined data center assets of VMware and a new platform for next-generation applications of Pivotal.
- Federation businesses are strategically aligned and also free to operate independently to provide better focus and execution.
- The Federation shares talent, dollars and intellectual property: ability to recruit, retain and subsequently direct resources where needed most.
- The Federation offers the critical mass necessary for today's opportunities, with much greater go-to-market reach than would be possible standalone.
- **Seamless leadership transition** supports the Federation's success: important to retain options for CEO succession, including executive chairmanship.

EMC²

© Copyright 2014 EMC Corporation. All rights reserved.
4

Vote AGAINST Shareholder Proposal 4

- Reasons to **vote AGAINST shareholder proposal 4** requesting an independent Chairman
  1. Board needs flexibility to tailor its leadership based on the Company's needs and an assessment of our leadership at different points in time
     - Annual review of leadership structure
     - No one-size-fits-all solution
  2. We have an effective Board leadership structure with independent Directors and independent Lead Director that provides proper oversight of the Company's management
  3. Given the transition to our new and unique Federation operating model, having a single, experienced and knowledgeable leader to serve as the key link between the Board and management and to align the strategies across the Federation businesses, is critical to our success
  4. We are approaching a critical phase of the CEO succession planning process. This proposal would be extremely disruptive to an orderly succession by imposing a rigid model on the Board
- Your Board strongly believes this proposal is not in the best interests of shareholders or the Company

For more detailed information, see page 25 of the Proxy Statement available at http://www.emc.com/collateral/about/investor-relations/2014-definitive-proxy.pdf.

EMC²

© Copyright 2014 EMC Corporation. All rights reserved.

5

The following e-mail was sent to EMC senior leaders today:

For Internal Distribution Only

SUBJECT:	EMC Annual Meeting of Shareholders - Please Vote

FROM:	Paul T. Dacier

TO:	Senior Leaders

Fellow EMC’ers,

It’s that time of year again when EMC gets ready for its annual meeting of shareholders. This year, our meeting will take place on April 30. As many of you are shareholders in our great company, I want to take a few minutes to urge you to vote on the matters that are being presented at the meeting and to make your voice heard.

By now, you should have received our proxy materials, either in hard copy by mail or via an e-mail that contained instructions on how to access the proxy materials electronically. The proxy materials describe the matters that we shareholders are being asked to vote on, and they also provide our Board of Directors’ vote recommendations for each matter.

Our Board of Directors recommends a vote “FOR” Proposals 1-3 and “AGAINST” Proposals 4-5.

If you have already voted, thank you for your prompt response. If you have not yet voted, you may fill out your proxy card or voting instruction form or follow the instructions in the e-mail that you may have received. If you hold shares in multiple brokerage accounts, you will need to vote each account separately.

Remember, your vote is important, and every vote truly counts!

If you have any questions about any of the proposals or how you can vote, please contact Rachel Lee at rachel.lee@emc.com.

Thanks,
Paul